Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

PolyPid Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	(1)	Other	628,812	$3.22	$2,024,774.64	0.0001531	$309.99
Fees to be Paid	Equity	Ordinary Shares, no par value per share		Other	571,188	$2.67	$1,525,071.96	0.0001531	$233.49

Total Offering Amounts:							$3,549,846.60		543.48
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$543.48

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. The amount registered includes Ordinary Shares reserved for issuance upon the exercise of options that may be granted under the plan to which this Registration Statement relates. The proposed maximum offering price per share for 628,812 Ordinary Shares is based on the number of Ordinary Shares which may be issued under the Registrant’s Amended and Restated PolyPid Ltd. 2012 Share Option Plan this Registration Statement on Form S-8 relates to and is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Market on August 7, 2025. The proposed maximum offering price per share for 571,188 Ordinary Shares is based on Rule 457(h), the proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the exercise price for such shares.